BGSF, Inc. Reports Second Quarter 2024 Financial Results

PLANO, Texas – (August 7, 2024) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today reported financial results for the second fiscal quarter ended June 30, 2024.

Q2 2024 Sequential Comparison to Q1 2024:
•Revenues were $68.1 million for Q2, compared to $68.8 million for Q1.
◦Property Management segment revenues increased 4.8% from Q1, mainly due to normal seasonal fluctuations.
◦Professional segment revenues declined 4.1% from Q1, with project completions outpacing the timing of new engagement starts.
•Gross profit was $23.6 million, up from $23.4 million in Q1, primarily due to higher sales in Property Management.
•Net loss was $0.8 million, or $0.07 per diluted share for Q2 and Q1.
•Adjusted EBITDA1 was $2.6 million (3.8% of revenues) in Q2 from $2.7 million (4.0% of revenues) in Q1.
•Adjusted EPS1 was $0.07 for Q2 compared with $0.07 for Q1.

SUMMARY OF FINANCIAL RESULTS
(dollars in thousands) (unaudited)

	For the Thirteen Week Periods Ended
	June 30, 2024		July 2, 2023		March 31, 2024
Revenue:
Property Management	$25,726		$31,071		$24,547
Professional	42,411		49,729		44,218
Total	$68,137		$80,800		$68,765

Gross profit / Gross profit percentage:
Property Management	$9,596	37%	$12,652	41%	$9,343	38%
Professional	14,034	33%	16,922	34%	14,095	32%
Total	$23,630	35%	$29,574	37%	$23,438	34%

Operating income	$81		$5,050		$415
Net (loss) Income	$(761)		$2,604		$(792)
Net (loss) income per diluted share	$(0.07)		$0.24		$(0.07)

Non-GAAP Financial Measures:
Adjusted EBITDA[1]	$2,603		$7,500		$2,741
Adjusted EBITDA Margin (% of revenue)[1]	3.8%		9.3%		4.0%
Adjusted EPS[1]	$0.07		$0.37		$0.07
1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Beth A. Garvey, Chair, President, and CEO, said, “Despite weak revenue and operating trends during the second quarter, we believe that recent project wins will begin generating additional revenue in the second half of 2024. In the first half of the year, we reduced headcount and lowered fixed costs to align with both our revenues and our strategic growth plans.

“Our territory mapping strategy, which derived out of our Salesforce platform, in Property Management is showing early positive results between the first and second quarters, and we are confident in our strategy to deploy in additional markets in the coming months. Although the Professional segment has experienced a slowdown in customer spending due to macroeconomic headwinds and sustained higher interest rates, we are seeing significant growth in our managed services and consulting engagements. Notably, during the second quarter, new contract wins outpaced contract ends by approximately 25%. We won one of the most significant single projects in our company’s history—a major IT transformation project for a large international client, which will start contributing to our financials in the third quarter.

“While our first-half results do not fully capture the momentum from these recent business wins, we anticipate a strong revenue ramp-up in the Professional division starting in the third quarter and continuing into the fourth. Additionally, we are seeing an increase in our permanent placement activity in our finance & accounting services, with recent double-digit growth, which we believe is a positive sign for the future.

“We are cautiously optimistic about what the second half of 2024 will bring.

“Regarding the review of strategic alternatives that we announced in May, the Board and I continue to evaluate options to maximize shareholder value. While there is no update at this time, the process is ongoing, and we look forward to sharing the results in the future. I want to extend my gratitude to all our stakeholders—employees, clients, partners, and investors—for their continued support and belief in our vision at BGSF.

“Lastly, I am pleased to announce that we have been recognized in Staffing Industry Analysts' 2024 U.S. rankings, placing us in the top 50 for U.S. IT staffing firms and the top 100 for overall U.S. staffing firms. We remain committed to delivering value and excellence to our customers and strategic partners.” concluded Garvey.

Conference Call
BGSF will discuss its second quarter 2024 financial results during a conference call and webcast at 9:00 a.m. ET on August 8, 2024. Interested participants may dial 1-844-481-3017 (Toll Free) or 1-412-317-1882 (International). A replay of the call will be available until August 15, 2024. To access the replay, please dial 1-877-344-7529 (Toll Free), or 1-412-317-0088 (International) and enter access code 4959867. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 97th largest U.S. staffing company and the 49th largest IT staffing firm in 2024. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including, among other things, risks relating to volatility and uncertainty in the capital markets, availability of suitable third parties with which to conduct any strategic transaction, whether the Company will be able to pursue a strategic transaction, or whether any such transaction, if pursued, will be completed successfully and on attractive terms, or at all, the risks associated with undertaking a review of strategic alternatives, including in respect of relationships with stockholders, employees, customers, and suppliers, as well as risks and uncertainties listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “anticipates,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$226	$—
Accounts receivable (net of allowance for credit losses of $674 and $554, respectively)	46,430	56,776
Prepaid expenses	2,870	2,963
Other current assets	3,416	7,172
Total current assets	52,942	66,911

Property and equipment, net	1,284	1,217

Other assets
Deposits	2,093	2,699
Software as a service, net	4,750	5,026
Deferred income taxes, net	7,398	7,271
Right-of-use asset - operating leases, net	4,481	5,435
Intangible assets, net	27,655	30,370
Goodwill	59,151	59,588
Total other assets	105,528	110,389
Total assets	$159,754	$178,517
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$254	$95
Accrued payroll and expenses	14,004	14,902
Line of credit (net of debt issuance costs of $128)	—	24,746
Long-term debt, current portion (net of debt issuance costs of $29 and $0, respectively)	3,371	34,000
Accrued interest	220	438
Income taxes payable	165	282
Contingent consideration, current portion	—	4,208
Convertible note	4,368	4,368
Other current liabilities	2,116	—
Lease liabilities, current portion	1,719	2,016
Total current liabilities	26,217	85,055

Line of credit (net of debt issuance costs of $318)	13,748	—
Long-term debt, less current portion (net of debt issuance costs of $236)	29,514	—
Contingent consideration, less current portion	3,981	4,112
Lease liabilities, less current portion	3,133	3,814
Total liabilities	76,593	92,981

Commitments and contingencies
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 10,956,137 and 10,887,509 shares issued and outstanding, respectively, net of 3,930 shares of treasury stock, at cost, respectively.	53	52
Additional paid in capital	69,367	68,551
Retained earnings	13,741	16,933
Total stockholders’ equity	83,161	85,536
Total liabilities and stockholders’ equity	$159,754	$178,517

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

For the Thirteen and Twenty-six Week Periods Ended June 30, 2024 and July 2, 2023

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	2024	2023	2024	2023
Revenues	$68,137	$80,800	$136,903	$156,116
Cost of services	44,507	51,226	89,835	99,758
Gross profit	23,630	29,574	47,068	56,358
Selling, general and administrative expenses	21,568	22,584	42,583	45,796
Impairment losses	—	—	—	22,545
Depreciation and amortization	1,981	1,940	3,988	3,696
Operating income (loss)	81	5,050	497	(15,679)
Interest expense, net	(1,061)	(1,502)	(2,297)	(2,703)
(Loss) income before income taxes	(980)	3,548	(1,800)	(18,382)
Income tax benefit (expense)	219	(944)	247	4,520
Net (loss) income	$(761)	$2,604	$(1,553)	$(13,862)

Net (loss) income per share:
Basic	$(0.07)	$0.24	$(0.14)	$(1.29)
Diluted	$(0.07)	$0.24	$(0.14)	$(1.29)

Weighted-average shares outstanding:
Basic	10,880	10,759	10,858	10,731
Diluted	10,880	10,770	10,858	10,731

Cash dividends declared per common share	$—	$0.15	$0.15	$0.30

BUSINESS SEGMENTS
(dollars in thousands)
(unaudited)

	Thirteen Weeks Ended				Twenty-six Weeks Ended
	June 30, 2024		July 2, 2023		June 30, 2024		July 2, 2023
Revenue:
Property Management	$25,726	38%	$31,071	38%	$50,273	37%	$59,477	38%
Professional	42,411	62	49,729	62	86,630	63	96,639	62
Total	$68,137	100%	$80,800	100%	$136,903	100%	$156,116	100%

Gross profit:
Property Management	9,596	41%	$12,652	43%	$18,939	40%	$23,999	43%
Professional	14,034	59	16,922	57	28,129	60	32,359	57
Total	$23,630	100%	$29,574	100%	$47,068	100%	$56,358	100%

Operating income (loss):
Property Management	$3,203		$5,774		$6,605		$10,464
Professional -without impairment losses	1,556		3,786		3,230		6,413
Professional - impairment losses	—		—		—		(22,545)
Home office	(4,678)		(4,510)		(9,338)		(10,011)
Total	$81		$5,050		$497		$(15,679)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

For the Twenty-six Week Periods Ended June 30, 2024 and July 2, 2023

	2024	2023
Cash flows from operating activities
Net loss	$(1,553)	$(13,862)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation	184	238
Amortization	3,804	3,458
Impairment losses	—	22,545
Loss on disposal of property and equipment	9	—
Amortization of debt issuance costs	89	92
Interest expense on contingent consideration payable	(90)	202
Provision for credit losses	1,116	321
Share-based compensation	471	436
Deferred income taxes, net of acquired deferred tax liability	(127)	(5,287)
Net changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	9,230	7,672
Prepaid expenses	93	(93)
Other current assets	1,597	2,572
Deposits	607	(9)
Software as a service	358	362
Accounts payable	160	(1,515)
Accrued payroll and expenses	(219)	(5,033)
Accrued interest	(218)	264
Income taxes receivable and payable	(771)	274
Operating leases	(23)	(88)
Net cash provided by operating activities	14,717	12,549

Cash flows from investing activities
Businesses acquired, net of cash received	—	(6,740)
Capital expenditures	(995)	(1,490)
Net cash used in investing activities	(995)	(8,230)

Cash flows from financing activities
Net (payments) borrowings under line of credit	(10,808)	2,438
Principal payments on long-term debt	(850)	(2,000)
Payments of dividends	(1,639)	(3,244)
Issuance of ESPP shares	244	292
Issuance of shares under the 2013 Long-Term Incentive Plan, net of exercises	102	30
Contingent consideration paid	—	(1,110)
Debt issuance costs	(545)	(65)
Net cash used in financing activities	(13,496)	(3,659)
Net change in cash and cash equivalents	226	660
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$226	$660

Supplemental cash flow information:
Cash paid for interest, net	$2,417	$2,036
Cash paid for taxes, net of refunds	$636	$484

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, costs associated with the evaluation of potential strategic alternatives (“Strategic alternatives review”), transaction fees, and certain non-cash expenses such as impairment losses and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, the Strategic Alternatives Review, transaction fees, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended		Thirteen Weeks Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023	March 31, 2024
Net (loss) income	$(761)	$2,604	$(1,553)	$(13,862)	$(792)
Income tax (benefit) expense	(219)	944	(247)	(4,520)	(28)
Interest expense, net	1,061	1,502	2,297	2,703	1,235
Operating income (loss)	81	5,050	497	(15,679)	415
Depreciation and amortization	1,981	1,940	3,988	3,696	2,007
Impairment losses	—	—	—	22,545	—
Share-based compensation	236	75	471	436	235
Strategic alternatives review	280	—	348	—	68
Transaction fees	25	435	40	753	16
Adjusted EBITDA	$2,603	$7,500	$5,344	$11,751	$2,741
Adjusted EBITDA Margin (% of revenue)	3.8%	9.3%	3.9%	7.5%	4.0%

Reconciliation of Net (Loss) Income EPS to Adjusted EPS

	Thirteen Weeks Ended		Twenty-six Weeks Ended		Thirteen Weeks Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023	March 31, 2024

Net (loss) income per diluted share	$(0.07)	$0.24	$(0.14)	$(1.29)	$(0.07)
Acquisition amortization	0.15	0.14	0.29	0.27	0.15
Impairment losses (pre-tax)	—	—	—	2.10	—
Strategic alternatives review	0.03	—	0.03	—	0.01
Transaction fees	—	0.04	—	0.07	—
Income tax expense adjustment	(0.04)	(0.05)	(0.04)	(0.60)	(0.02)
Adjusted EPS	$0.07	$0.37	$0.14	$0.55	$0.07